Exhibit 4.2

SOUTHERN COMPANY GAS CAPITAL CORPORATION
Issuer

and

SOUTHERN COMPANY GAS
Guarantor

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

_______________

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 9, 2021

_______________

AMENDMENTS TO THE INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 9th day of September, 2021, by and among SOUTHERN COMPANY GAS CAPITAL CORPORATION, a Nevada corporation, 3535 Colonnade Parkway, Birmingham, Alabama 35243 (the “Issuer”), SOUTHERN COMPANY GAS, a Georgia corporation, Ten Peachtree Place, N.E., Atlanta, Georgia 30309 (the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, CTSO Mail Operations, 600 South Fourth Street, 7th Floor, Minneapolis, MN 55415 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer and the Guarantor have heretofore entered into an Indenture, dated as of February 20, 2001 (the “Original Indenture”), with Wells Fargo Bank, National Association, as successor Trustee;
WHEREAS, under Section 1201(d) of the Original Indenture, the Company and the Trustee, without the consent of any Holders of Securities, may enter into a supplemental indenture to change or eliminate any provision of the Original Indenture or to add any new provision to the Original Indenture; provided, however, that if such change, elimination or addition shall materially and adversely affect the interests of the Holders of Securities of any series or Tranche, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding;
WHEREAS, the Issuer and the Guarantor propose to amend the Original Indenture as provided herein with respect to all series of Securities issued on or after the date hereof (the “Covered Securities”); and
WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantor have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Modification of Original Indenture
SECTION 101. Amendments. Solely with respect to the Covered Securities, Sections 404 and 405 of the Original Indenture are hereby amended and restated in their entirety to read as follows:
“SECTION 404. Notice of Redemption.
Unless otherwise indicated in the Board Resolution, the Officers’ Certificate pursuant to a Board Resolution, or the supplemental indenture relating to any series of Securities, notice of redemption shall be given in the manner provided in Section 106 to the Holders to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.
All notices of redemption shall state:
(a) the Redemption Date,

(b) the Redemption Price,
(c) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,
(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, subject to any condition to such redemption, and, if applicable, that interest thereon will cease to accrue on and after said date unless the Company defaults or a condition to such redemption does not occur,
(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and
(f) that the redemption is for a sinking fund, if such is the case.
With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 701, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money or a notice of delay shall not have been received, the notice of redemption shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such condition has not been satisfied, the Company will provide notice to the Trustee not less than two Business Days prior to the scheduled redemption date that such condition has not been satisfied, the notice of redemption is rescinded or delayed and the redemption subject to the satisfaction of such condition shall not occur or shall be delayed.  The Trustee shall promptly send a copy of such notice to the Holders of the Securities. If (i) a notice of redemption is rescinded by the Company or (ii) the Company does not timely provide the Paying Agent with (x) money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities or (y) a notice of delay, the Paying Agent for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities that had been surrendered for payment upon such redemption.
Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of rescission or delay of a redemption, shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.
SECTION 405. Securities Payable on Redemption Date.
(a) Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, but subject to any condition thereto, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security or Predecessor Security and subject to the provisions of Section 307.
(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”
ARTICLE 2
Miscellaneous Provisions
SECTION 201. Definitions. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
SECTION 202. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Issuer and the Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 203. Ratification and Incorporation of Original Indenture. As supplemented and amended hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as supplemented and amended by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 204. Executed in Counterparts. This First Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 205.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

	[SEAL]	SOUTHERN COMPANY GAS CAPITAL CORPORATION, as Issuer
Attest: /s/Barbara P. Christopher			/s/David P. Poroch
By:
Name: Barbara P. Christopher Title: Corporate Secretary			Name: David P. Poroch Title: Executive Vice President and Chief Financial Officer
[SEAL]
SOUTHERN COMPANY GAS, as Guarantor
Attest:/s/Barbara P. Christopher			/s/David P. Poroch
By:
Name: Barbara P. Christopher Title: Corporate Secretary			Name: David P. Poroch Title: Executive Vice President, Chief Financial Officer, Chief Risk Officer and Treasurer

	[SEAL]	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Attest: /s/Thomas Walker		By:	/s/Dawn Matlock
Name: Thomas Walker Title: Specialist			Name: Dawn Matlock Title: Vice President

[Signature Page to First Supplemental Indenture]